Exhibit 99.1

BJ's Restaurants Inc. Holds Annual Meeting of Shareholders and Comments on Current Business Trends

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--June 28, 2006--BJ's Restaurants Inc. (Nasdaq:BJRI) held its annual meeting of shareholders today. Shareholders re-elected Paul A. Motenko, Jeremiah J. Hennessy, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, Shann M. Brassfield, James A. Dal Pozzo, J. Roger King and John F. Grundhofer to the board of directors to serve until the next annual meeting. Shareholders also ratified the selection of Ernst & Young LLP to serve as the company's independent registered public accounting firm for fiscal 2006.
     Jerry Deitchle, president and CEO, commented to shareholders attending the meeting that the company's current sales trends remain impressive in spite of the difficult operating environment for restaurants in general. "We are very pleased with our restaurant sales to date and expect our comparable restaurant sales to be solidly positive for the quarter ending July 4, 2006," said Deitchle. "That would represent our 39th consecutive quarter of positive comparable sales comparisons since our 1996 IPO, which is a strong testimonial to the sustained popularity of the BJ's concept. Additionally, sales for our newly opened restaurants continue to either meet or exceed our initial high expectations."
     Deitchle also said the company has completed the rollouts of its new kitchen display system (KDS) and Web-based labor scheduling system ahead of schedule. "These state-of-the-art toolsets should enable our restaurant operators to execute in a more productive and efficient manner, while simultaneously improving the overall quality of the dining experience for our guests. Once we digest the initial rollout costs and overcome the normal learning curve associated with these new tools in the current quarter, we should begin to gradually realize their benefits going forward."
     Additionally, Deitchle commented that the company's new restaurant development pipeline continues to be solidly in place. "We remain on track to open as many as 11 new restaurants during fiscal 2006, of which five have already opened as of today and six more are currently under construction. Additionally, our fiscal 2007 restaurant development plan is nearly completed, with five signed leases and several signed letters of intent already in hand. Our primary growth goal is to achieve a 20 percent to 25 percent increase in total restaurant operating weeks during each of 2006 and 2007. We remain very confident that we can achieve that goal in a high-quality manner. BJ's stands for high-quality restauranteuring - high-quality food, beverages, service, locations, facilities and ambience - at a solid value for our guests. We will settle for nothing less as we continue to build our company."

     BJ's Restaurants Inc. currently owns and operates 49 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The company's restaurants are located in California (33), Texas (6), Arizona (4), Oregon (3), Colorado (2) and Nevada (1). The company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants Inc. on the Web at http://www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 33 of our current 49 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and service-mark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the company's filings with the Securities and Exchange Commission. BJ's Restaurants Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     CONTACT: BJ's Restaurants Inc.
              Greg Levin, 714-848-3747, ext. 240